EXHIBIT 4.4.8

Amendment No. 8
To License No. 14709 (series A 014122)
dated April 7, 2000

To add an additional clause to the Conditions For Carrying Out Activities Under License No. 14709:

“In the territory of Chechen Republic services to be rendered as of (no later than) December 31, 2003.”

First Deputy Minister of the Russian Federation for Communications and Information	[Signature]	B.D. Antoniouk

November 14, 2002

Head of the Department of the Organization of Licensing Activity	[Signature] [Seal]	N.M. Popov